Exhibit 5.2

LAW OFFICES OF

OLKEN LAW PLLC

ATTORNEYS AT LAW

FLORIDA

1776 PINE ISLAND ROAD, 2ND FLOOR	TELEPHONE: (+1) 954.640.8411
PLANTATION, FLORIDA 33322	EMAIL: NATHAN@OLKENLAW.COM

December 6, 2022

VIA EDGAR

Optimus Healthcare Services, Inc.
1400 Old Country Road, Suite 304
Westbury, NY 11590

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Optimus Healthcare Services, Inc., a Florida corporation (the “Company”), in connection with the issuance of this opinion that relates to a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the selling stockholders listed therein, from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, of 3,940,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which consist of (i) up to 2,200,000 shares of Common Stock that may be issuable upon conversion of an outstanding senior secured convertible promissory note (the “Notes”). (ii) up to 1,540,000 shares of Common Stock that may be issuable upon exercise of certain outstanding warrants (the “Warrants”), and (iii) 200,000 shares of Common Stock (the “Commitment Shares”). The Shares issued or issuable by the Company to the selling stockholders were sold in a private placement transaction that were completed on June 7, 2022. The shares of Common Stock issuable upon the conversion of the Notes are referred to herein as the “Conversion Shares.” The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed (a) the genuineness of all signatures, including endorsements, (b) the legal capacity and competency of all natural persons, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; and (e) the accuracy, completeness and authenticity of certificates of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	The Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the Florida Business Corporations Act (the “FBCA”) and, when issued upon the conversion of the Notes pursuant to the terms and conditions set forth therein, will be validly issued, fully paid, and non-assessable.

Optimus Healthcare Services, Inc.
December 6, 2022

2.	The Warrant Shares have been duly authorized by all requisite corporate action on the part of the Company under the FBCA and, when the Warrant Shares are delivered and paid for in accordance with the terms of the Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Warrant Shares will be validly issued, fully paid, and non-assessable.

3.	The Commitment Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Notes, the Warrants, the Conversion Shares, the Warrant Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Conversion Shares, the Warrant Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

The opinion we render herein is limited to those matters governed by the State of FBCA as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. We express no opinion as to matters governed by any laws other than the FBCA.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares being registered while the Registration Statement is effective under the Securities Act.

Respectfully submitted,

Olken Law PLLC